                                                                     Exhibit 4.d

                   THIS INSTRUMENT GRANTS A SECURITY INTEREST
                            BY A TRANSMITTING UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                          MAINE PUBLIC SERVICE COMPANY

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION

                                                        Trustee

                       TWENTY-FIRST SUPPLEMENTAL INDENTURE

                            Dated as of March 1, 2005

              Supplementing and Modifying Indenture of Mortgage and
                    Deed of Trust dated as of October 1, 1945
                                       and
                      Relating to an Issue of Mortgage and
                     Collateral Trust Bonds, Series due 2015

            This is a Security Agreement granting a Security Interest
          in Personal Property, Including Personal Property affixed to
                          Realty as well as a Mortgage
                      upon Real Estate and other Property.

     THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE (hereinafter called the "Twenty-First Supplemental Indenture"), dated as of March 1, 2005, made by MAINE PUBLIC SERVICE COMPANY, a Maine corporation (hereinafter called the "Company"), party of the first part, and U.S. BANK NATIONAL ASSOCIATION (formerly known as U.S. Bank Trust National Association and First Trust National Association, as successor to Continental Bank, National Association (formerly, Continental Illinois National Bank and Trust Company of Chicago)), a national banking association duly organized and existing under the laws of the United States of America, and having its principal place of business in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the "Original Indenture"), to secure the payment of principal and interest on, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds") to be designated generally as its "First Mortgage and Collateral Trust Bonds", and to be issued in one or more series as provided in the Original Indenture, pursuant to which the Company provided for the creation of an initial series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 2 7/8% Series due 1975" (herein sometimes called "Bonds of the 1975 Series"); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of September 1, 1950, pursuant to which the Company provided for the creation of a second series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 3% Series due 1980" (herein sometimes called "Bonds of the 1980 Series"), a Second Supplemental Indenture, dated as of February 1, 1955, pursuant to which the Company provided for the creation of a third series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 3.35% Series due 1985" (herein sometimes called "Bonds of the 1985 Series"), a Third Supplemental Indenture, dated as of September 1, 1960, pursuant to which the Company provided for the creation of a fourth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 5 1/2% Series due 1990" (herein sometimes called "Bonds of the 1990 Series"), a Fourth Supplemental Indenture, dated as of January 1, 1965, pursuant to which the Company provided for the creation of a fifth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 4 3/4% Series due 1995" (herein sometimes called "Bonds of the 1995 Series"), a Fifth Supplemental Indenture, dated as of May 1, 1968, pursuant to which the Company provided for the creation of a sixth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 7 1/8% Series due 1998" (herein sometimes called "Bonds of the 1998 Series"), a Sixth Supplemental Indenture, dated as of March 1, 1973, pursuant to which the Company supplemented and modified the Original Indenture and provided for the creation of a seventh series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 7.95% Series due 2003" (herein sometimes called "Bonds of the 2003 Series"), a Seventh Supplemental Indenture, dated as of September 1, 1975, pursuant to which the Company supplemented and modified the Original Indenture and provided for the creation of an eighth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 10 5/8% Series due 1995" (herein sometimes called "Bonds of the Second 1995 Series"), an Eighth Supplemental Indenture, dated as of January 1,

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1977, pursuant to which the Company supplemented the Original Indenture, a Ninth
Supplemental Indenture, dated as of March 1, 1978, pursuant to which the Company supplemented and modified the Original Indenture, a Tenth Supplemental
Indenture, dated as of October 1, 1979, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a ninth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 10
1/4% Series due 2004" (herein sometimes called "Bonds of the 2004 Series"), an Eleventh Supplemental Indenture, dated as of January 15, 1983, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a tenth series of Bonds designated as "First Mortgage and Collateral Trust
Bonds, 13 7/8% Series due 1992" (herein sometimes called "Bonds of the 1992 Series"), a Twelfth Supplemental Indenture, dated as of July 1, 1984, pursuant to which the Company supplemented the Original Indenture and provided for the creation of an eleventh series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 16.30% Series due 1989" (herein sometimes called "Bonds of the 1989 Series"), a Thirteenth Supplemental Indenture, dated as of July 1, 1984, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a twelfth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Floating Rate Series A due 1985" (herein sometimes called "Bonds of the Series A due 1985"), a Fourteenth Supplemental Indenture, dated as of July 1, 1985, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a thirteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Floating Rate Series B due 1986" (herein sometimes called "Bonds of the Series B due 1986"), a Fifteenth Supplemental Indenture, dated as of March 1, 1986, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a fourteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 11% Series due 1996" (herein sometimes called "Bonds of the 1996
Series"), a Sixteenth Supplemental Indenture, dated as of September 1, 1991, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a fifteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, 9.775% Series due 2011" (herein sometimes called "Bonds of the 2011 Series"), a Seventeenth Supplemental Indenture, dated as of April 1, 1997, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a sixteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Series due 2005" (herein sometimes called "Bonds of the 2005 Series"), an Eighteenth Supplemental Indenture, dated as of April 1, 1998, pursuant to which the Company supplemented the Original Indenture and provided for the creation of a seventeenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Series due 1999" (herein sometimes called "Bonds of the 1999 Series"), a Nineteenth Supplemental Indenture, dated as of May 1, 1998, pursuant to which the Company supplemented and modified the Original Indenture and provided for the creation of an eighteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Series due 2008" (herein sometimes called "Bonds of the 2008 Series"), a Twentieth Supplemental Indenture, dated as of October 1, 2000, pursuant to which the Company supplemented and modified the Original Indenture and provided for the creation of a nineteenth series of Bonds designated as "First Mortgage and Collateral Trust Bonds, Series 2025 (herein sometimes called "Bonds of the 2025 Series"); and

     WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated and delivered and there are now outstanding First Mortgage and Collateral Trust Bonds of series and in principal amounts as follows:

                                                             Issued      Outstanding
                                                             ------      -----------
       Bonds of the 2005 Series                          $  11,000,000  $   6,000,000
       Bonds of the 2008 Series                          $   4,000,000  $   4,000,000
       Bonds of the 2025 Series                          $   5,000,000  $   5,000,000

which constitute the only Bonds outstanding under the Original Indenture, as so supplemented and modified; and

     WHEREAS, the Company now desires to create a new series of Bonds to be designated First Mortgage and Collateral Trust Bonds, Series due 2015 (herein sometimes called the "Bonds of the 2015 Series"), and the Original Indenture provides that each series of Bonds (except the Bonds of the 1975 Series) shall be created by an indenture supplemental to the Original Indenture; and

     WHEREAS, the Original Indenture further provides that all property of the character specifically described in the Original Indenture, and all improvements, extensions, betterments or additions to the property specifically described in the Original Indenture, constructed or acquired after the date of the execution and delivery of the Original Indenture, shall be and become subject to the lien of the Original Indenture, and that the Company shall from time to time execute, acknowledge and deliver any and all such further assurances, conveyances, mortgages or assignments of such property as may be required by the terms and provisions of the Original Indenture, or as the Trustee under the Original Indenture may require, and the Company now desires to subject to the lien of the Original Indenture certain additional properties which it has constructed or acquired since the date of execution and delivery of the Twentieth Supplemental Indenture; and

     WHEREAS, all acts and proceedings required by law and by the charter and by-laws of the Company necessary to make the Bonds of the 2015 Series to be initially issued when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Original Indenture, as heretofore supplemented and modified and as supplemented and modified by this Twenty-First Supplemental Indenture, a valid and binding mortgage and deed of trust for the security of the Bonds, in accordance with the terms of the Original Indenture, as so supplemented and modified, and the terms of the Bonds, have been done and taken; and the execution and delivery of this Twenty-First Supplemental Indenture and the issue of the Bonds of the 2015 Series to be initially issued have been in all respects duly authorized;

     NOW, THEREFORE, for the purposes aforesaid and in pursuance of the terms and provisions of the Original Indenture, the Company has executed and delivered this Twenty-First Supplemental Indenture (the Original Indenture, as supplemented by the First, Second, Third, Fourth, Fifth, Eighth, Tenth, Eleventh, Twelfth, Thirteenth,

Fourteenth, Fifteenth and Sixteenth Supplemental Indentures, as supplemented and modified by the Sixth, Seventh, Ninth, Seventeenth, Eighteenth, Nineteenth and Twentieth Supplemental Indentures and as supplemented and modified by this Twenty-First Supplemental Indenture and any and all supplemental indentures hereafter entered into between the Company and the Trustee in accordance with the provisions of the Original Indenture, as supplemented and modified, being herein sometimes called the "Indenture"), and in consideration of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery hereof, and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustee and its successors in the trust under the Original Indenture, as supplemented and modified, as follows:

                                    ARTICLE 1

                         SCHEDULE OF MORTGAGED PROPERTY.

     SECTION 1.01. In order to further secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and further to secure the performance and observance of all the covenants and conditions in said Bonds and in the Original Indenture, as supplemented and modified, and in this Twenty-First Supplemental Indenture contained, for the considerations above expressed, and for and in consideration of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by holders thereof, the Company has executed and delivered this Twenty-First Supplemental Indenture and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee under the Indenture, and to its assigns forever, all property, real, personal or mixed, acquired since the execution and delivery of the Twentieth Supplemental Indenture which by the terms of the Original Indenture, as supplemented and modified, is subject or is intended to be subject to the lien of the Indenture, including, without limiting the generality of the foregoing, the following described property:

                                    CLAUSE I

                                     PART I

                             AROOSTOOK COUNTY, MAINE

     SHERMAN SUBSTATION LAND

     (1) A certain piece or parcel of real estate situated in the town of Sherman, County of Aroostook and State of Maine, being a part of Lot numbered Ten (10) in said Sherman, bounded and described as follows, to wit:

     Commencing at 1/2" rebar found marking the intersection of the south line of said Lot numbered Ten (10) with the westerly right-of-way line of route 11, so-called; thence westerly on the south line of said Lot numbered Ten (10) on a course bearing north sixty-nine degrees twenty-five minutes eighteen seconds west (N69 DEG. 25' 18" W) for a distance of five hundred seventy-seven and thirteen hundredths (577.13) feet to a 1/2" rebar found driven into the ground at the southwest corner of said Lot numbered Ten (10); thence northerly on the west line of said Lot numbered Ten (10) on a course bearing north twenty degrees five minutes thirty-five seconds east (N20 DEG. 05' 35"E) for a distance of three hundred thirty-nine and eight-one hundredths (339.81) feet to a 5/8" rebar driven into the ground; thence easterly on the south line of the parcel conveyed to Fenton
W. McAvoy, Jill McDonald and Nora L. Gardiner by Stephen E. McAvoy and Jessie E. McAvoy by deed dated October 12, 1999 and recorded in the Southern District of the Aroostook Registry of Deeds in Vol. 3333, Page 141 on a course bearing south eighty-eight degrees seven minutes twenty-two seconds east(S88 DEG. 07' 22"E) for a distance of two hundred seventy-one and fifty-nine hundredths (271.59) feet, more or less, to the northwest corner of the parcel conveyed to the Roman Catholic Bishop by Cecil Farmer by Deed dated May 7, 1949 and recorded in said Registry in Vol. 604, Page 563; thence southerly on a course bearing south fifteen degrees twelve minutes twenty-seven seconds east (S15 DEG. 12' 27"E) for a distance of seventy-five and zero hundredths (75.00) feet to the southwest corner of said parcel recorded in said Registry in Vol. 604, Page 563; thence easterly on the south line of said parcel to its intersection with the west line of another parcel conveyed to The Roman Catholic Bishop by Catherine B. Farmer by Deed dated April 26, 1919 and recorded in said Registry in Vol. 312, Page 265; thence southerly on the west line of said parcel recorded in said Registry in Vol. 312, Page 265 to the southwest corner of said parcel; thence easterly on the south line of said parcel recorded in said Registry in Vol. 312, Page 265 to the westerly right-of-way line of Route 11; thence southerly on the westerly right-of-way line of Route 11 to the point of beginning, containing 4 acres, more or less.

     Recorded in Southern District of Aroostook Registry of Deeds in Volume 3450, Page 213 on December 19, 2001.

     (2) A certain parcel of land in Lot 10, town of Sherman, County of Aroostook, State of Maine, being more particularly described as follows:

     That portion of lands described as being conveyed to the Roman Catholic Bishop of Portland in the deeds from Cecil Farmer dated may 7, 1949 and recorded in Book 604, page 563 of the Southern Aroostook Registry of Deeds and from Catherine B. Farmer dated April 26, 1919 and recorded in said registry at Book 312, Page 265, which portion is also southerly of the following described Line One and of the extensions northeasterly and southwesterly from that line:

Line One: Commencing at a 5/8" rebar driven into the ground on the westerly right of way line of Route 11 at a point being 328.58 feet northerly as measured along the westerly right of way line from the point of intersection of the westerly right of way line of Route 11 with the south line of Lot 10; then westerly on a course bearing S 74-47' 33" w for a distance of 145.56 feet to a 5/8 rebar driven into the ground.

ALSO a certain parcel of land in Lot 10, Town of Sherman, County of Aroostook, State of Main, being more particularly described as follows:

That portion of the lands described as being conveyed to the Roman Catholic Bishop of Portland in the deeds from Cecil Farmer dated May 7, 1949 and recorded in Book 604, Page 563 of the Southern Aroostook Registry of Deeds and from Catherine B. Farmer dated April 26, 1919 and recorded in said registry at Book 312, Page 265, which portion is also westerly of the following described Line Two and of the extensions northwesterly and southwesterly from that line:

Line Two: Commencing at a 5/8" rebar driven into the ground at the westerly terminus of Line One described above; thence northerly on a course bearing N 15-12' 27W for a distance of 233.32 feet to a 5/8" rebar driven into the ground on the north line of the land described as the parcel of land conveyed to Maine Public Service Company by John M. Qualey and Thomas H. Qualey by deed dated December 19, 2001 and recorded in said registry at Book 3605, Page 60.

     Basis for bearings for Line One and Two in from a compass observation of November 21, 2001.

     For reference, see survey by Swallow Associates, Land Surveying, 12 Mechanic Street, Houlton, Maine, performed on June 3, 2002, described as Survey Plan of Proposed Conveyances To establish Boundaries Between Maine Public Service Company and lane of the Roman Catholic bishop, lane Being in Lot 10 Sherman, Maine and to be recorded in the Southern Aroostook Registry of Deeds.

     The purpose of this deed and a deed from grantee herein to the grantor herein, which deeds are to be recorded together, is to establish a common boundary line between the grantor and grantee.

     Recorded in Southern District of Aroostook Registry of Deeds in Volume 3819, page 32.

                                     PART II

                               TRANSMISSION LINES

           ADDITIONAL RIGHT-OF-WAY, THE HOULTON TO ISLAND FALLS LINE,
                                    SO CALLED

     A 44,000 volt transmission line in Aroostook County, Maine owned and operated by Maine Public Service Company from Houlton to Island Falls, a distance of approximately 27.85 miles, said Maine Public Service Company line being constructed for the most part on rights-of-way conveyed to Maine Public Service Company by deeds including the following:

                                                             Recorded
               Grantor                      Date      Vol.     Page     Registry At:
               -------                     --------   ----   --------   ------------
Gerald Miller                              08/18/00   3426      214          Houlton
Thomas Anderson                            09/15/00   3436      049          Houlton
Frank Lima                                 09/29/00   3441      209          Houlton
Wayne & Marilyn Hannigan                   05/07/01   3502      193          Houlton
Randolph Reeves                            05/07/01   3502      059          Houlton
Daniel Prosser                             05/14/01   3504      294          Houlton
Brian Germaine                             05/22/01   3508      220          Houlton
Roger & Karen Folsom                       05/29/01   3512      003          Houlton
John & Marion Wright                       06/11/01   3520      110          Houlton
Stephen & Lisa Tracy                       06/11/01   3520      114          Houlton
Joseph & Karen Beaulieu                    06/14/01   3521      336          Houlton
Joseph & Karen Beaulieu                    06/14/01   3521      334          Houlton
Beatrice Toland                            06/15/01   3522      136          Houlton
Paul Fillion                               06/19/01   3523      329          Houlton
Dana & Donna Austin                        06/20/01   3524      162          Houlton
Cary Currier                               06/27/01   3527      197          Houlton
Irvin & Rhonda Stevens                     06/28/01   3527      332          Houlton
James & Andrea Newman                      07/09/01   3531      109          Houlton
Paul Fillion                               07/10/01   3532      037          Houlton
Timothy & Joyce Folsom                     07/10/01   3532      028          Houlton
Charlotte Reeves                           07/17/01   3534      227          Houlton
Joseph & Marguerite Lawler                 08/08/01   3544      061          Houlton
John Camilleri                             09/20/01   3561      002          Houlton
John Britton                               10/01/01   3565      342          Houlton
Roger Scott                                10/03/01   3567      041          Houlton
Roger Scott                                10/03/01   3567      043          Houlton
Richard Warman                             12/10/01   3595      203          Houlton
Richard Warman                             12/10/01   3595      201          Houlton
Michael Ivey                               02/08/02   3620      211          Houlton
Roger Scott                                02/08/02   3618      192          Houlton
Donald Russell                             02/12/02   3621      061          Houlton
John & Beatrice Fleming                    02/12/02   3621      059          Houlton
Dorothy McCains                            02/15/02   3622      266          Houlton
Tony Bowers                                02/15/02   3623      091          Houlton
Gary & Karen Stairs                        02/19/02   3623      304          Houlton
Blanche Michaud                            02/20/02   3624      296          Houlton
Blanche Michaud                            02/20/02   3624      294          Houlton
Blanche Michaud                            02/20/02   3624      298          Houlton
Terry Paradis                              02/28/02   3627      313          Houlton
Maureen Hicking                            03/04/02   3628      242          Houlton
Gary & Christine Brewer                    04/09/02   3643      061          Houlton
Jay Burpee                                 04/09/02   3643      170          Houlton
Jay Moore                                  12/04/02   3739      132          Houlton

               ADDITIONAL RIGHT-OF-WAYS, EASEMENTS ASSOCIATED WITH
                           RESIDENTIAL LINE EXTENSIONS

     Various residential line extensions in Aroostook County, Maine owned and operated by Maine Public Service Company from Monticello to Fort Kent, a distance of approximately 85.33 miles, said Maine Public Service Company line extensions being constructed for the most part on rights-of-way conveyed to Maine Public Service Company by deeds including the following:

                                                             Recorded
               Grantor                      Date      Vol.     Page     Registry At:
               -------                     --------   ----   --------   ------------
Thomas & Anita Clavette                    08/22/01   1263      319        Fort Kent
Mary Ann Daigle                            08/22/01   1263      321        Fort Kent
John Guimond                               06/27/02   1312      246        Fort Kent
Kenneth Gessay                             08/01/02   1318      111        Fort Kent
Valmond Thibodeau                          08/01/02   1318      113        Fort Kent
Guido Haggenmiller                         08/01/02   1318      115        Fort Kent
Peter Robichaud                            08/01/02   1318      117        Fort Kent
Maine Community Supporting Foundation      08/01/02   1318      119        Fort Kent
Roger Collin                               09/19/02   1325      064        Fort Kent
Mildred Bishop                             09/19/02   1325      066        Fort Kent
Richard Cayer                              09/19/02   1325      062        Fort Kent
Robert Deschene                            09/19/02   1325      068        Fort Kent
James Pelletier                            09/19/02   1325      070        Fort Kent
Town of Grand Isle                         12/23/02   1335      241        Fort Kent
SAD #33                                    12/23/02   1335      238        Fort Kent
SAD #33                                    12/23/02   1335      235        Fort Kent
James Desjardins                           01/09/03   1337      093        Fort Kent
Jeanette Hafford                           03/10/03   8624      001        Fort Kent
David Sweet                                08/22/02   3699      026          Houlton
SAD #29                                    12/04/02   3739      123          Houlton
Dexter & Janet Kelley                      12/04/02   3739      143          Houlton
SAD #1                                     12/04/02   3739      129          Houlton
SAD #1                                     12/04/02   3739      126          Houlton
SAD #1                                     12/04/02   3739      120          Houlton
SAD #45                                    12/16/02   3743      308          Houlton
SAD #1                                     12/16/02   3743      311          Houlton

     The foregoing rights-of-way are conveyed subject to reservations, conditions, restrictions, limitations and exceptions referred to or mentioned in the deeds above listed.

                                    CLAUSE II

     All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, rights and interests, electric generating plants, power houses, dams, stations, electric transmission and distribution systems, substations, conduits, poles, wires, cables, office buildings, warehouses, garages, machine shops, and other buildings and structures, implements, meters, tools, and other apparatuses, appurtenances and facilities materials and supplies and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which are now owned, or which may hereafter be owned or acquired by the Company, other than excepted property as hereinafter defined.

                                   CLAUSE III

     All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than excepted property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

                                    CLAUSE IV

     Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying electricity now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date of the execution and delivery hereof (other than excepted property as hereinafter defined) shall be as fully embraced within and subjected to the lien of the Indenture as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                                    CLAUSE V

     Together with (other than excepted property as hereinafter defined) all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, rights, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                                    CLAUSE VI

     Also any and all property, real, personal or mixed, including excepted property, that may, from time to time hereafter, by delivery or by writing of any kind, for the purposes of the Indenture be in any wise subjected to the lien of the Indenture or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company, or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as provided in the Indenture, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company, or by anyone in its behalf, or with its consent, of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing and/or pledging the same and/or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

                                   CLAUSE VII

     There is however, expressly excepted and excluded from the lien and operation of the Indenture the following described property of the Company, herein sometimes referred to as "excepted property":

          (a) Any and all property expressly excepted and excluded from the Original Indenture and from the lien and operation thereof by Paragraph A of Clause VII of the Granting Clauses thereof and all property of the character expressly excepted or intended to be excepted and excluded by Paragraphs B through I of said Clause VII; and

          (b) All property which prior to the execution and delivery of this Twenty-First Supplemental Indenture has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture, in accordance with the provisions thereof.

     The Company may, however, pursuant to the provisions of Granting Clause VI above, subject to the lien and operation of the Indenture all or any part of the excepted property.

     TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever:

     SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters recited in Schedule A to the Original Indenture or otherwise recited in the Original Indenture, as modified and supplemented, and contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Original Indenture, as modified by the provisions of the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Ninth Supplemental

Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture and the Twentieth Supplemental Indenture and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under any by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of acquisition;

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, so that, subject to said Section 12.28, each and all of said Bonds shall have the same right, lien and privilege under the Indenture, and shall be equally secured hereby (except in so far as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any specific series) and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds had been issued, sold and negotiated simultaneously on the date of the delivery hereof,

     AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions in the Indenture set forth and declared.

                                    ARTICLE 2

                      BONDS OF THE 2015 SERIES AND CERTAIN
                           PROVISIONS RELATING THERETO

     SECTION 2.01. TERMS OF THE BONDS OF THE 2015 SERIES. There shall be a series of Bonds, known as and entitled "First Mortgage and Collateral Trust Bonds, Series due 2015" (herein referred to as the "Bonds of the 2015 Series"), and the form thereof shall be substantially as hereinafter set forth in Section 2.02.

     The Bonds of the 2015 Series are issued to secure the obligations of the Company under the Revolving Credit Agreement, dated as of October 8, 1987, by and among the Company, the signatory Banks thereto and The Bank of New York, as agent (in such capacity, together with its successors in such capacity, the "Agent"), as amended by Amendment No. 1, dated as of October 8, 1989, Amendment No. 2, dated as of May 11, 1992, Amendment No. 3, dated as of October 8, 1995, Amendment No. 4, dated as of March 28, 1997, Amendment No. 5, dated as of March 31, 1998, Amendment No. 6, dated as of September 24, 1999, Amendment No. 7, dated as of November 24, 1999, Amendment No. 8, dated as of May 24, 2000, Amendment No. 9, dated as of May 23, 2002, and Amendment No. 10, dated as of March 29, 2004, together with any amendments, modifications or supplements thereto, extensions, renewals, deferrals, refunding or refinancing thereof or replacements or successors therefor which may hereafter exist (the "Revolving Credit Agreement"), pursuant to which the signatory Banks thereto have each, severally, agreed, subject to the terms and conditions thereof, to make Loans (as defined therein) evidenced by a series of promissory notes, collectively the Notes (as defined therein), with the obligations and liabilities (including, but not limited to, obligations with respect to any fees, disbursements, or other expenses and indemnification) of the Company due and to become due under the Notes or otherwise in respect of the Revolving Credit Agreement, in each case, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, deferred, refunded, refinanced or restructured, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of the Company under any instrument now or hereafter evidencing any of the foregoing, all being hereinafter called the "Revolving Credit Obligations".

     The aggregate principal amount of the Bonds of the 2015 Series which may be authenticated and delivered and outstanding under this Twenty-First Supplemental Indenture shall be limited to $6,000,000 except for duplicate Bonds, authenticated and delivered pursuant to Section 2.12 of the Original Indenture. The definitive Bonds of the 2015 Series shall be issued only as registered Bonds without coupons of the denomination of $1.00 and of any multiple thereof and shall be registered in the name of the Agent.

     The date of authentication on the original issuance of the Bonds of the 2015 Series shall be the date of commencement of the first interest period for such Bonds. All Bonds of the 2015 Series shall mature April 1, 2015, and shall bear interest at the applicable rate of interest as set forth in, and in accordance with, the Revolving Credit Agreement until the payment of the principal thereof. Both principal of and interest on the Bonds of the 2015 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal office in the City of Chicago, Illinois, of the Trustee or, at the office of its successor as Trustee, except that, in case of the redemption as a whole at any time of Bonds of the 2015 Series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the registered holders, Bonds of the 2015 Series may be surrendered for redemption and payment; and in the case of interest on Bonds of the 2015 Series, at the option of the registered holder, at the agency of the Company in the Borough of Manhattan, City and State of New York, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the 2015 Series shall, unless otherwise directed by the respective registered holders thereof, be paid by checks payable to the order of the respective holders entitled thereto, and mailed by the Trustee by first class mail, postage prepaid, to such holders at their respective registered addresses as shown on the Bond register for the Bonds of the 2015 Series.

     The definitive Bonds of the 2015 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders and the signature of the President, or a Vice President and of the Secretary or an Assistant Secretary of the Company may be facsimile. Bonds of the 2015 Series may also be issued as temporary printed, lithographed or typewritten Bonds, and, so long as the registered holder of such Bonds does not request their exchange for Bonds in definitive form, the Company shall not be deemed to have unreasonably delayed the preparation, execution and delivery of definitive Bonds as called for by Section
2.08 of the Original Indenture.

     Notwithstanding any provision in the Original Indenture to the contrary, the person in whose name any Bond of the 2015 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2015 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 2015 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 2015 Series shall be the registered holders of such Bonds of the 2015 Series on the record date for payment of such defaulted interest. The term "record date" as used in this Section 2.01, and in the form of the Bonds of the 2015 Series, with respect to any interest payment date applicable to the Bonds of the 2015 Series, shall mean the August 15 next preceding a September 1 interest payment date or the February 15 next preceding a March 1 interest payment date, as the case may be, or a special record date established for defaulted interest as hereinafter provided.

     In the case of failure by the Company to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 2015 Series registered on the Bond register, and the Company by not less than 10 days written notice to bondholders may fix a subsequent record date, not more than 15 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

     Except as provided in this Section 2.01, every Bond of the 2015 Series shall be dated as provided in Section 2.05 of the Original Indenture except that upon original issuance of the Bonds of the 2015 Series, the Bonds of the 2015 Series shall be dated the date of authentication. Notwithstanding any provision in the Original Indenture to the contrary, so long as there is no existing default in the payment of interest on the Bonds of the 2015 Series, all Bonds of the 2015 Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated such interest payment date and shall bear interest from such interest payment date.

     As permitted by the provisions of Section 2.10 of the Original Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 2.11 of the Original Indenture, Bonds of the 2015 Series may be exchanged for other Bonds of the 2015 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 2.11 or the last sentence of the first paragraph of Section 2.12 of the Original Indenture, no further sum, other than the sum sufficient to reimburse the Company for any stamp taxes or other governmental charges, shall be required to be paid upon any exchange or replacement of Bonds of the 2015 Series or upon any transfer thereof.

     The Bonds of the 2015 Series shall be nontransferable prior to maturity except upon the prior written consent of the Company or to effect transfer to any successor or assignee of the Agent if and to the extent that the Agent shall have assigned its rights under the Revolving Credit Agreement, any such transfer to be made at the principal corporate trust office of the Trustee in the City of Chicago, Illinois, upon surrender and cancellation of such Bonds of the 2015 Series, accompanied by a written instrument of transfer in a form approved by the Company, duly executed by the registered owner of such Bonds of the 2015 Series or by his duly authorized attorney, and thereupon a new Bond of the 2015 Series, for a like principal amount, will be issued to the successor of the Agent, in exchange therefor.

     The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2015 Series. Notwithstanding any provision in the Original Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2015 Series for a period often days next preceding any designation of the Bonds of the 2015 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

     The Bonds of the 2015 Series, limited as provided in Section 2.01 hereof to $6,000,000 in aggregate principal amount, shall be issued to the Agent to secure the Revolving Credit Obligations, including, without limitation, any future advances or protective advances made under the Revolving Credit Agreement (with the terms "future advances" and protective advances" having the meanings ascribed to such terms in 33 Maine Revised Statutes Section 505.1), to the same extent as if such future advances were made on the date hereof and with the understanding that the Revolving Credit Obligations may decrease or increase from time to time. The Bonds of the 2015 Series securing said Revolving Credit Obligations (including such future advances and such protective advances) shall have the same right, lien and privilege under the Indenture and shall be equally secured by said Indenture and shall have the proportionate interests and share in the trust estate under the Indenture as is available to and with all Bonds issued under the Indenture.

     SECTION 2.02. FORM OF BONDS OF THE 2015 SERIES. The text of the Bonds of the 2015 Series and the Trustee's authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively.

                    [FORM OF FACE OF BOND OF THE 2015 SERIES]

No.[  ]                                                              $__________

                          MAINE PUBLIC SERVICE COMPANY
                    First Mortgage and Collateral Trust Bond,
                                 Series due 2015

                                Due April 1, 2015

     MAINE PUBLIC SERVICE COMPANY, a Maine corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to____________ or registered assigns, on April 1, 2015, the sum of ______________ Dollars (the "Stated Principal Amount") or, if less, the Effective Principal Amount (as hereinafter defined) on such date, and to pay to the registered owner hereof interest on the Stated Principal Amount or, if less, on the Effective Principal Amount from the date hereof at the applicable rate of interest as set forth in, and in accordance with, the Revolving Credit Agreement (as hereinafter defined) until the payment of the principal thereof.

     The Bonds of the 2015 Series, including this bond, are issued to secure the obligations of the Company under the Revolving Credit Agreement, dated as of October 8, 1987, by and among the Company, the signatory Banks thereto and The Bank of New York, as agent (in such capacity, together with its successors in such capacity, the "Agent"), as amended by Amendment No. 1, dated as of October 8, 1989, Amendment No. 2, dated as of May 11, 1992, Amendment No. 3, dated as of October 8, 1995, Amendment No. 4, dated as of March 28, 1997, Amendment No. 5, dated as of March 31, 1998, Amendment No. 6, dated as of September 24, 1999, Amendment No. 7, dated as of November 24, 1999, Amendment No. 8, dated as of May 24, 2000, Amendment No. 9, dated as of May 23, 2002, and Amendment No. 10, dated as of March 29, 2004, together with any amendments, modifications or supplements thereto, extensions, renewals, deferrals, refunding or refinancing thereof or replacements or successors therefor which may hereafter exist (the "Revolving Credit Agreement"), pursuant to which the signatory Banks thereto have each, severally, agreed, subject to the terms and conditions thereof, to make Loans (as defined therein) evidenced by a series of promissory notes, collectively the Notes (as defined therein), with the obligations and liabilities (including, but not limited to, obligations with respect to any fees, disbursements, or other expenses and indemnification) of the Company due and to become due under the Notes or otherwise in respect of the Revolving Credit Agreement, in each case, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, deferred, refunded, refinanced or restructured, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of the Company under any instrument now or hereafter evidencing any of the foregoing, all being hereinafter called the "Revolving Credit Obligations". The "Effective Principal Amount" of this bond as of the time of any determination, when the amount of the Revolving Credit Obligations outstanding and unpaid at such time is equal to or less then $6,000,000, is an amount equal to the

Revolving Credit Obligations outstanding and unpaid at such time multiplied by a fraction, the numerator of which is the Stated Principal Amount and the denominator of which is $6,000,000. The "Effective Principal Amount" of this bond as of the time of any determination, when the amount of the Revolving Credit Obligations outstanding and unpaid at such time is greater than $6,000,000, is an amount equal to $6,000,000 multiplied by a fraction, the numerator of which is the Stated Principal Amount and the denominator of which is $6,000,000.

     The obligation of the Company to make any payment of interest on the Bonds of the 2015 Series, when such interest shall be due and payable (including, but not limited to, April 1, 2015), shall be deemed to be, and shall be, satisfied and discharged if the Company shall have paid all interest under the Revolving Credit Agreement then due and payable. The obligation of the Company to make payments with respect to the principal of the Bonds of the 2015 Series at any time shall be deemed to be, and shall be, satisfied and discharged if, at any time that such payment of principal shall be due (including, but not limited to, April 1, 2015), the Company shall have paid all amounts then due with respect to Revolving Credit Obligations.

     The principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the principal office in the City of Chicago, Illinois, of the Trustee under the Indenture mentioned on the reverse hereof except that in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the registered holder, this bond may be surrendered for redemption and payment. Interest on this bond will be payable at the Corporate Trust Division office in the City of Chicago, Illinois, of the Trustee, or, at the option of the holder hereof, at the agency of the Company in the Borough of Manhattan, City and State of New York; provided, however, that interest on this bond shall, unless otherwise directed by the registered holder hereof, be paid by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for the bonds in this series.

     This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, MAINE PUBLIC SERVICE COMPANY has caused these presents to be executed in its name and behalf by its President or one of its Vice Presidents and its corporate seal or a facsimile thereof to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, all as of __________, 20___.


                                             MAINE PUBLIC SERVICE COMPANY


                                             By:
                                                --------------------------
                                                       Vice President


Attest:



-----------------------
Secretary

                  [FORM OF REVERSE OF BOND OF THE 2015 SERIES]

     This bond constitutes the entire series designated as Bonds of the 2015 Series, of an authorized issue of bonds of the Company, known as First Mortgage and Collateral Trust Bonds, issued under and equally secured (except in so far as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated as of October 1, 1945, duly executed and delivered by the Company to U.S. Bank National Association (formerly known as U.S. Bank Trust National Association and First Trust National Association, as successor to Continental Bank, National Association (formerly, Continental Illinois National Bank and Trust Company of Chicago)), as Trustee, to which Indenture of Mortgage and Deed of Trust as supplemented and modified by indentures supplemental thereto, including a Twenty-First Supplemental Indenture dated as of March 1, 2005, duly executed by the Company to said Trustee and all further indentures supplemental thereto (herein sometimes collectively called the "Indenture"). Reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

     This bond shall be subject to redemption as a whole, but not in part, at any time, at the option of the Company prior to maturity upon payment of the Stated Principal Amount hereof or, if less, the Effective Principal Amount thereof on the date fixed for redemption in the manner provided for the Indenture. In the event that the Loans outstanding under the Revolving Credit Agreement shall become immediately due and payable pursuant to paragraph 9 of the Revolving Credit Agreement, this bond shall be redeemed by the Company, on the date such Loans shall have become immediately due and payable, at the Stated Principal Amount hereof or, if less, the Effective Principal Amount hereof on the date fixed for redemption.

     If this bond (or any portion thereof (One Dollar or a multiple thereof)) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date.

     Except as may be otherwise provided in any agreement entered into pursuant to the provisions of said Twenty-First Supplemental Indenture, in the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds of authorized denominations of the same series, for the unredeemed balance of the principal amount of this bond.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of the not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the aforesaid percentage of the principal amount of the bonds, the holders of which are required to approve or consent to such modification or alteration.

     The Company and the Trustee and any paying agent may deem and treat the person in whose name this bond shall be registered upon the bond register for the bonds of this series as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on this bond and for all other purposes, whether or not this bond be overdue; and all such payments so made to such registered holder or upon his order shall be valid and effectual to satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     This bond is nontransferable prior to its maturity except upon the prior written consent of the Company or to effect transfer to any successor or assignee of the Agent if and to the extent that the Agent shall have assigned its rights under the Revolving Credit Agreement, any such transfer to be made at the principal corporate trust office of the Trustee in the City of Chicago, Illinois, or, at the option of such registered holder hereof, at the agency of the Company in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the stamp taxes and other governmental charges provided for in said Twenty-First Supplemental Indenture, accompanied by a written instrument of transfer in a form approved by the Company, duly executed by the registered owner of this bond or by his duly authorized attorney, and thereupon a new bond of this series, for a like principal amount, will be issued to the successor or assignee of the Agent in exchange therefor, as provided in the Indenture.

     The registered holder of this bond at his option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations upon payment, if the Company shall so require, of the stamp taxes and other governmental charges provided for in said Twenty-First Supplemental Indenture and subject to the terms and conditions therein set forth.

     Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period often days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption. Subject to the provisions of said Twenty-First Supplemental Indenture, if this bond is surrendered for any transfer or exchange between the record date for any interest payment date and such interest payment date, the new bond will be dated such interest payment date.

     The Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

     If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specific percentages of bonds of particular series, may in these cases, to the extent and under the conditions provided in the Indenture, waive past defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

     This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been manually signed by the Trustee.

                [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR
                            BONDS OF THE 2015 SERIES]

     This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.


                                             U.S. BANK NATIONAL ASSOCIATION,
                                             As Trustee,


                                             By:
                                                 ---------------------------
                                                     Authorized Officer

     SECTION 2.03. DISCHARGE OF COMPANY'S OBLIGATION FOR PAYMENT. The obligation of the Company to make any payment of interest on Bonds of the 2015 Series, when such interest shall be due and payable (including, but not limited to, April 1, 2015), shall be deemed to be, and shall be, satisfied and discharged if the Company shall have paid all interest under the Revolving Credit Agreement then due and payable. The obligation of the Company to make payments with respect to the principal of Bonds of the 2015 Series at any time shall be deemed to be, and shall be, satisfied and discharged if, at any time that any such payment of principal shall be due (including, but not limited to, April 1, 2015), the Company shall have paid the Agent all amounts then due with respect to the Revolving Credit Obligations. The Trustee may conclusively presume that at any particular time, the obligations of the Company to make payments with respect to the principal of and interest on the Bonds of the 2015 Series shall have been satisfied and discharged up until such time unless and until the Trustee shall have received a notice as described in Section 12.0 1(m) of the Indenture. Upon the later of (a) the satisfaction of all of the Revolving Credit Obligations of the Company to the Agent pursuant to the Revolving Credit Agreement or (b) the termination of the Commitments under the Revolving Credit Agreement (as defined therein), all of the Bonds of the 2005 Series shall be surrendered by the Agent to the Trustee for cancellation, and upon such surrender shall be deemed fully paid.

     SECTION 2.04. REDEMPTION PROVISIONS FOR THE BONDS OF THE 2015 SERIES. The Bonds of the 2015 Series shall be subject to redemption as a whole, but not in part, at any time, at the option of the Company prior to maturity upon payment of an amount equal to the aggregate outstanding principal amount of the Bonds of the 2015 Series, plus interest accrued thereon to the redemption date or, if less, the Revolving Credit Obligations outstanding and unpaid on the date fixed for redemption.

     In the event that the Loans outstanding under the Revolving Credit Agreement shall become immediately due and payable pursuant to paragraph 9 thereof, all Bonds of the 2015 Series then outstanding shall be redeemed by the Company, on the date such Loans shall have become immediately due and payable, at a redemption price equal to the aggregate outstanding principal amount of the Bonds of the 2015 Series, plus interest accrued thereon to the redemption date or, if less, the Revolving Credit Obligations outstanding and unpaid on the date fixed for redemption.

     The Trustee may conclusively presume that no redemption of Bonds of the 2015 Series is required pursuant to this Section 2.04 unless and until the Trustee shall have received a written notice from the Agent as described in
Section 12.01(m) of the Indenture. Said notice shall also contain a waiver of notice of such redemption by the Agent as holder of all of the Bonds of the 2015 Series then outstanding.

     No notice of redemption pursuant to Section 10.02 of the Indenture need be given if the holders of all Bonds of the 2015 Series called for redemption waive notice thereof in writing and such waiver is filed with the Trustee.

     SECTION 2.05. BONDHOLDERS' LIST. Notwithstanding the provisions of Section 11.02(B) of the Original Indenture, any one of the holders of the Bonds of the 2015 Series shall be entitled to make application to the Trustee for a Bondholders' list as provided for in Section 11.02.

     SECTION 2.06. MUTILATED, LOST OR DESTROYED BONDS. Notwithstanding the provisions of Section 2.12 of the Original Indenture, for so long as any holder of Bonds of the 2015 Series shall be an institutional holder, an unsecured indemnity provided by such holder shall be deemed acceptable for purposes of requesting a replacement bond for a mutilated, lost or destroyed Bond of the 2015 Series.

     SECTION 2.07. DURATION OF EFFECTIVENESS OF ARTICLE TWO. This Article shall be of force and effect only so long as any Bonds of the 2015 Series are outstanding.

                                    ARTICLE 3

                          MODIFICATION OF THE INDENTURE

     SECTION 3.01. Section 15.09 of the Indenture is hereby amended by adding a new paragraph at the end of said Section which reads as follows:

         "The Trustee shall, as promptly as practicable but in no event later than the third (3rd) business day following delivery to the Trustee of a notice described in clause A. or B. of 33 Maine Revised Statutes ("M.R.S.")
     Section 505 5. (i.e. from (a) the Company to the effect that the Company is limiting the amount of future advances to be secured by the Bonds of the 2015 Series to not less than the amount actually advanced as of the end of the third (3rd) business day following delivery of such notice to the Trustee or (b) a person described in clause B of said Section of M.R.S. stating that future advances made after the end of the third (3rd) business day following receipt of such notice by the Trustee are junior to such person's rights in or liens upon the trust estate under the Indenture), give to the holder of the Bonds of the 2015 Series, in the manner and to the extent provided in Subsection C of Section 11.04 of the Indenture

     (except that if the holder of the Bonds of the 2015 Series shall have provided the Trustee with information to provide such notice by facsimile, such notice shall be sent by facsimile), notice of the receipt of such notice."

     SECTION 3.02. Section 12.01 of the Indenture is hereby amended by adding new clause (m) thereto which reads as follows:

     "(m) so long as any of the Bonds of the 2015 Series are outstanding, upon receipt by the Trustees of a notice from the holder of the Bonds of the 2015 Series that an event of default under the Revolving Credit Agreement has occurred and is continuing;"

     SECTION 3.03. DURATION OF EFFECTIVENESS OF ARTICLE THREE. This Article shall be of force and effect only so long as any Bonds of the 2015 Series are outstanding.

                                    ARTICLE 4

             AUTHENTICATION AND DELIVERY OF BONDS OF THE 2015 SERIES

     SECTION 4.01. Upon the execution and delivery of this Twenty-First Supplemental Indenture, Bonds of the 2015 Series in the aggregate amount of Six Million Dollars ($6,000,000) may forthwith, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company. Additional Bonds of the 2015 Series may be executed, authenticated and delivered from time to time as permitted by the provisions of Article Five of the Original Indenture.

                                    ARTICLE 5

     SECTION 5.01. The Company may enter into an agreement with the holder of any registered Bond without coupons of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation, if any, as to the principal payments on such Bond by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

     SECTION 5.02. This Twenty-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, as amended and supplemented, and shall form a part thereof, and, except as hereby supplemented, the Original Indenture, as amended and supplemented, is hereby ratified, approved and confirmed.

     SECTION 5.03. The recitals contained in this Twenty-First Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Original Indenture, as amended and supplemented, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall, except as hereinabove modified, be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     SECTION 5.04. Nothing in this Twenty-First Supplemental Indenture contained shall be deemed to abrogate, modify or contravene any provisions of the Original Indenture, as amended and supplemented, required to be included therein by any of the provisions of Section 310 to 318, inclusive, of the Trust Indenture Act of 1939, it being the intention hereof that said provisions of the Original Indenture, as amended and supplemented, shall continue in full force and effect. Unless otherwise indicated, the terms used in this Twenty-First Supplemental Indenture are intended to have the meanings given to such terms in the Original Indenture, as amended and supplemented.

     SECTION 5.05. Nothing in this Twenty-First Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the Bonds issued and to be issued under the Indenture, any legal or equitable right, remedy or claim under or in respect of the Original Indenture, as amended and supplemented, or this Twenty-First Supplemental Indenture, or under any covenant, condition or provisions therein or herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds issued and to be issued under the Indenture.

     SECTION 5.06. The titles of Articles and any wording on the cover of this Twenty-First Supplemental Indenture are inserted for convenience only.

     SECTION 5.07. All the covenants, stipulations, promises and agreements in this Twenty-First Supplemental Indenture contained made by or on behalf of the Company or of the Trustee shall inure to and bind their respective successors and assigns.

     SECTION 5.08. Although this Twenty-First Supplemental Indenture is dated for convenience and for the purpose of reference as of March 1, 2005, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

     SECTION 5.09. In order to facilitate the recording or filing of this Twenty-First Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, MAINE PUBLIC SERVICE COMPANY has caused this Twenty-First Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, or one of its Assistant Secretaries; and U.S. BANK NATIONAL ASSOCIATION in token of its acceptance of the trust hereby created has caused this Twenty-First Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or one of its Second Vice Presidents, all as of the day and year first above written.


                                        MAINE PUBLIC SERVICE COMPANY


                                        ------------------------------------
                                        Name:  Kurt A. Tornquist
                                        Title: Senior Vice President, Chief
                                               Financial Officer and Treasurer

CORPORATE SEAL


Attest:


--------------------------
Name:  Patrick C. Cannon
Title: Secretary


Signed, sealed and delivered
by MAINE PUBLIC SERVICE COMPANY
in the presence of:


-------------------------------
Susan A. Brown


-------------------------------
Tammy L. Nadeau

                                        U.S. BANK NATIONAL ASSOCIATION


                                        ------------------------------
                                        Name: Richard Prokosch
                                        Title: Vice President


Signed and delivered
by U.S. BANK NATIONAL ASSOCIATION
in the presence of:


--------------------------------------------
Lori-Anne Rosenberg, Vice President


---------------------------------------------
Benjamin J. Krueger, Assistant Vice President

STATE OF MAINE       )
                     ss.:
COUNTY OF AROOSTOOK  )

                                                                  March 28, 2005

     Then personally appeared the above-named Kurt A. Tornquist, Senior Vice President, Chief Financial Officer and Treasurer of Maine Public Service Company, and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

     Before me,


                                          --------------------------------------
                                          Notary Public

STATE OF MINNESOTA   )
                     ss.:
COUNTY OF RAMSEY     )

                                                                  March 28, 2005

     Then personally appeared the above-named Richard Prokosch, a Vice President of U.S. Bank National Association and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

     Before me,


                                          --------------------------------------
                                          Notary Public